UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2011

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 8.01 Other Events.
On February 1, 2011, Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks, announced the expiration of the “go-shop” period pursuant to the terms of the previously announced merger agreement entered into on December 21, 2010 by the Company and Berkshire Hills Bancorp, Inc. (the “Merger Agreement”). Under the Merger Agreement, the Company had the right to pursue alternative acquisition proposals from third parties from the date of the Merger Agreement through January 31, 2011. Although Keefe, Bruyette & Woods, Inc., the Company’s financial advisor, informed various other banking companies of the “go-shop” period, the Company did not receive any alternative acquisition proposals prior to the expiration of the “go-shop” period.
The public announcement regarding the expiration of the “go-shop” period was made by means of a press release, the text of which is set forth in Exhibit 99 to this Form 8-K and which is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements And Exhibits
Exhibit No. 99-    Press Release dated February 1, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: February 2, 2011	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release issued by the Company on February 1, 2011.